As filed with the Securities and Exchange Commission on March 1, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NANOSTRING TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-0094687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266 (Address of principal executive offices, including zip code)

2013 Equity Incentive Plan
2013 Employee Stock Purchase Plan
(Full title of the plan)

R. Bradley Gray President and Chief Executive Officer 530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266 (Name, address and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis Michael Nordtvedt Bryan D. King Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500	Kathryn Surace-Smith Senior Vice President, Human Resources and Legal Affairs 530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266
    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF CONTENTS

Item 3. Incorporation by Reference
Item 8. Exhibits
Signatures

NANOSTRING TECHNOLOGIES, INC.
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
    This Registration Statement is being filed for the purpose of registering 1,406,250 shares of common stock, $0.0001 par value per share, of the Registrant under its 2013 Equity Incentive Plan and 281,250 shares of common stock, $0.0001 par value per share, of the Registrant under its 2013 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 10, 2013 (File No. 333-189883) (the “Previous Form S-8”), including periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”).
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
    The following documents previously filed with the Commission are hereby incorporated by reference:

(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022;
(2)All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and
(3)The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A12B (File No. 001-35980) filed with the Commission on June 21, 2013, pursuant to Section 12(b) of the Act, including any amendment or report filed for the purpose of updating such description.
    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
    Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-188704	4.1	June 13, 2013
4.2	2013 Equity Incentive Plan.	S-1/A	333-188704	10.5	June 13, 2013
4.3	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.6	June 13, 2013
4.4	Form of Notice of Restricted Stock Grant and Restricted Stock Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.7	June 13, 2013
4.5	Form of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.8	June 13, 2013
4.6	Form of Notice of Performance Stock Unit Grant and Performance Stock Unit Agreements under the 2013 Equity Incentive Plan	10-K	001-35980	10.9	March 2, 2020
4.7	2013 Employee Stock Purchase Plan.	S-1/A	333-188704	10.9	June 13, 2013
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).
107	Filing Fee Table

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 1, 2022.

NANOSTRING TECHNOLOGIES, INC.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

POWER OF ATTORNEY
    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Bradley Gray and K. Thomas Bailey as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of NanoString Technologies, Inc.) to sign the Registration Statement on Form S-8 of NanoString Technologies, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. Bradley Gray	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2022
R. Bradley Gray

/s/ K. Thomas Bailey	Chief Financial Officer (Principal Accounting and Financial Officer)	March 1, 2022
K. Thomas Bailey

/s/ William D. Young	Chairman of the Board of Directors	March 1, 2022
William D. Young

/s/ Elisha W. Finney	Director	March 1, 2022
Elisha W. Finney

/s/ Janet George	Director	March 1, 2022
Janet George

/s/ Robert M. Hershberg	Director	March 1, 2022
Robert M. Hershberg

/s/ Don R. Kania	Director	March 1, 2022
Don R. Kania

/s/ Kirk D. Malloy	Director	March 1, 2022
Kirk D. Malloy

/s/ Gregory Norden	Director	March 1, 2022
Gregory Norden

/s/ Dana Rollison	Director	March 1, 2022
Dana Rollison

/s/ Chad P. Waite	Director	March 1, 2022
Chad P. Waite